Exhibit 1.1
7,500,000 Shares
ARIAD PHARMACEUTICALS, INC.
Common Stock
UNDERWRITING AGREEMENT
August 4, 2005
Lehman Brothers Inc.
Lazard Capital Markets LLC
SG Cowen & Co., LLC
  As Representatives of the
  several underwriters named in Schedule 1 hereto
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
     ARIAD Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to sell 7,500,000 shares (the “Firm Stock”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In addition, the Company proposes to grant to the Underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”) an option to purchase up to an additional 1,125,000 shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.
Section 1.      Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:
     (a)      A registration statement on Form S-3 (File No. 333-122909) with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereof, before such registration statement became effective under the Securities Act and the preliminary prospectus supplement filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(b) of the Rules and Regulations on August 1, 2005; “Registration Statement” means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations, and also shall include any registration statement relating to the offer and sale of the Stock and filed pursuant to Rule 462(b) of the Rules and Regulations; and “Prospectus” means such final prospectus supplement, as first filed with the Commission pursuant to paragraph (2) or (5) of Rule 424(b) of the Rules and Regulations, together with the base prospectus contained in the Registration Statement. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, as of the date of such amendment or supplement, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or threatened by the Commission.
     (b)      The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.
     (c)      The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (d)      The Company has no “subsidiaries” (as such term is defined in Rule 405 of the Rules and Regulations) other than ARIAD Corporation, ARIAD Gene Therapeutics, Inc. (“AGTI”) and ARIAD Pharma S.A., each of which is a “significant subsidiary” (as such term is defined in Rule 405 of the Rules and Regulations). The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing as a corporation or other business entity under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations or other business entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification except where the failure to be so qualified or in good standing would not have a material adverse effect on the general affairs, management, consolidated financials, results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and each of its subsidiaries have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recent fiscal year.
     (e)      The Company has an authorized capitalization as set forth in the Prospectus. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, were issued in compliance with federal and state securities laws, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus. All of the Company’s options and other rights to purchase shares of the Company’s capital stock have been duly and validly authorized and issued, were issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Prospectus. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and, except for the shares of capital stock of AGTI of which the Company owns 80%, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Security Agreement (All Assets) dated as of March 12, 2003 between the Company and Citizens Bank of Massachusetts (the “Bank”), the Security Agreement (All Assets) dated as of March 12, 2003 between AGTI and the Bank and the Security Agreement (All Assets) dated as of March 12, 2003 between ARIAD Corporation and the Bank.
     (f)      The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform to the descriptions thereof contained in the Prospectus. Upon payment for and delivery of the Stock to be sold by the Company pursuant to this Agreement, the Underwriters will acquire good and valid title to such Stock, in each case free and clear of all liens, encumbrances, equities, preemptive rights, subscription rights, other rights to purchase, voting or transfer restrictions and other claims.
     (g)      The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (h)      The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of Stock as described under “Use of Proceeds” in the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, applicable state securities laws and the bylaws and rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”) in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of Stock as described under “Use of Proceeds” in the Prospectus.
     (i)      There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act which have not been waived in writing. The holders of outstanding shares of the Company’s capital stock are not entitled to preemptive or other rights to subscribe for the Stock. Except as disclosed in the Prospectus and upon completion of the offering, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.
     (j)      Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

     (k)      Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in or incorporated by reference into the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus.
     (l)      The consolidated financial statements (including the related notes) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.
     (m)      Deloitte & Touche LLP, who have audited certain consolidated financial statements of the Company and its subsidiaries, whose report appears in the Prospectus or is incorporated by reference therein and who have delivered the letters referred to in Section 7(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.
     (n)      The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.
     (o)      The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.
     (p)      To the Company’s knowledge, (a) neither the Company nor any of its subsidiaries is currently infringing or has infringed any valid patent, valid trademark or valid copyright rights of others, except to the extent that such infringement would not reasonably be expected to have a Material Adverse Effect, (b) the Company (and its subsidiaries) have used reasonable efforts to maintain in confidence all trade secrets, know how and proprietary technical information developed by, and belonging to, the Company (or any of its subsidiaries) which have not been patented and which are material to the business of the Company (or any of its subsidiaries) as presently conducted, and (c) except as disclosed in the Prospectus, the Company (and its subsidiaries) own or possess the right to use, free and clear of claims or rights of others, all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, trade secrets, customer lists, processes, and owned computer software which are material to the development of any of the product candidates proprietary to, and currently under development by, the Company (or any of its subsidiaries) or believe such rights can be acquired by the Company (or its subsidiaries) on reasonable terms. Except as disclosed or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has knowledge of or has received any notice of any claim of conflict with any such rights of others, which individually or in the aggregate, would have a Material Adverse Effect. To the Company’s knowledge, neither the Company nor any of its subsidiaries is using or has used any confidential information, trade secrets, or computer software (not licensed to the Company) of any former employer of any of its past or present employees, except to the extent that such use would not reasonably be expected to have a Material Adverse Effect.
     (q)      Except as set forth in the Prospectus, to the Company’s and each of its subsidiaries’ knowledge, they have all material licenses, certificates, permits, consents, orders, approvals and authorizations from U.S. and foreign government authorities, including, without limitation, the United States Food and Drug Administration (the “FDA”) and any agency of any foreign government and any other foreign regulatory authority exercising authority comparable to that of the FDA (including any non-governmental entity whose approval or authorization is required under foreign law comparable to that administered by the FDA), for its investigational products, as described in the Prospectus, that are necessary to the ownership of its property or to the conduct of its business in the manner and to the extent now conducted.
     (r)      Except as set forth in the documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which are incorporated by reference into, and deemed to be a part of, the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (s)      There are no contracts or other documents which are required to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement or documents incorporated by reference into the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations. Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract, agreement or arrangement has any intention not to comply in all material respects as contemplated by the terms thereof.
     (t)      No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the

Company on the other hand, which is required to be described in the Prospectus which is not so described.
     (u)      No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which might be reasonably expected to have a Material Adverse Effect.
     (v)      The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and the Company has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).
     (w)      The Company has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.
     (x)      Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities (other than the grant of additional options under the Company’s existing stock option plans in the ordinary course of business, the issuance of shares upon the exercise of stock options or the sale of shares pursuant to the Company’s employee stock purchase plan), (ii) incurred any liability or obligation, direct or contingent, other than non-material liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.
     (y)      The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.
     (z)      Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.
     (aa)      Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (bb)      There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.
     (cc)      Neither the Company nor any subsidiary is, nor as of the Closing Date will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (dd)      There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (ee)      The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources which the Company believes to be reliable and accurate.

     (ff)      The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.
     (gg)      The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company’s most recent annual or quarterly report filed with the Commission; and (iii) have been designed to provide reasonable assurance of achieving their objectives and are effective at the reasonable assurance level.
     (hh)      Based on the evaluation of its internal control over financial reporting, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
     (ii)      Since the date of the most recent evaluation of such internal control over financial reporting, there have been no significant changes in internal control over financial reporting or in other factors that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (jj)      The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute written materials that, to the Company’s knowledge, would be deemed to be offering material in connection with the offering and sale of the Stock other than the Preliminary Prospectus and the Prospectus.
     (kk)      The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.
     (ll)      The Stock has been approved for listing, subject to filing of a Notification Form: Listing of Additional Shares with The NASDAQ Stock Market (“Nasdaq”).
Section 2.      Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 7,500,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule 1 hereto.
     In addition, the Company grants to the Underwriters an option to purchase up to 1,125,000 shares of Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.
     The price of both the Firm Stock and any Option Stock purchased by the Underwriters shall be $6.732 per share.
     The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.
Section 3.      Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.
Section 4.      Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Company shall deliver or cause to be delivered the Firm Stock through the facilities of the Depository Trust Company (“DTC”) for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date.
     The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date”.
     Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, the Company shall deliver or cause to be delivered the Option Stock through the facilities of the DTC for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice.
Section 5.      Further Agreements of the Company. The Company covenants and agrees:
     (a)      To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Date except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
     (b)      To furnish promptly upon request to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
     (c)      To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings and excluding documents incorporated by reference into the Registration Statement) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;
     (d)      To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;
     (e)      Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;
     (f)      As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);
     (g)      For a period of three years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder; except to the extent that such materials, reports and financial statements are available through EDGAR;
     (h)      Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;
     (i)      For a period of 90 days from the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the

Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or approved by the Company’s Board of Directors and its stockholders after the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to employee benefit plans, stock option plans or other employee compensation plans existing on the date hereof or approved by the Company’s Board of Directors and its stockholders after the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement (other than registration statements on Form S-8 or Form S-4 or other similar form) with respect to any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; and to cause each officer and director of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto; pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person, at any time in the future of any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivative, transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 90 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters;
          Notwithstanding the foregoing paragraph, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc., on behalf of the Underwriters, waives such extension in writing;
     (j)      To file a Notification Form: Listing of Additional Shares with Nasdaq prior to the First Delivery Date;
     (k)      To apply the net proceeds from the sale of the Stock substantially as set forth in the Prospectus;
     (l)      To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

Section 6.      Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any required review by the NASD of the terms of sale of the Stock (including related fees and expenses of counsel to the Underwriters); (f) the listing of the Stock on Nasdaq and/or any other exchange; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 5(h) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters not to exceed $1,500); (h) the investor presentations on any “road show” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any Internet road show, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.
Section 7.      Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:
     (a)      The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of the Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.
     (b)      All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (c)      Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. shall have furnished to the Representatives their written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:
          (i)      The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as it is described in the Prospectus, to enter into and perform its obligations under this Agreement, and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to do business and is in corporate good standing as a foreign corporation in the Commonwealth of Massachusetts.
          (ii)      Each of the Company’s subsidiaries, other than ARIAD Pharma S.A., has been duly organized, is validly existing, and is in good standing under the laws of its jurisdiction of organization.
          (iii)      The Company has an authorized capitalization as set forth in the Prospectus. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, were not issued in violation or subject to any preemptive or similar rights and conform to the description thereof contained in the Prospectus. All of the Company’s options to purchase shares of the Company’s capital stock have been duly and validly authorized and issued, and conform to the description thereof contained in the Prospectus. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as otherwise described in the Prospectus.
          (iv)      The shares of the Stock being delivered on such Delivery Date to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor will be duly and validly issued, fully paid and non-assessable.
          (v)      Except as described in the Prospectus there are no, to such counsel’s knowledge, preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company’s charter or by-laws or any agreement or other instrument known to such counsel.
          (vi)      To such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
          (vii)      The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.
          (viii)      The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date (except for the financial statements and related notes, as to which such counsel need express no belief) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations, the documents incorporated by reference in the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to such Delivery Date (other than the financial statements and notes thereto and related schedules, information about internal control over financial reporting and other financial data included therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.
          (ix)      To such counsel’s knowledge, and relying as to materiality on statements and representations of officers of the Company, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement or incorporated by reference into the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.
          (x)      This Agreement has been duly authorized, executed and delivered by the Company.
          (xi)      The issue and sale of the shares of Stock being delivered on such Delivery Date by the Company pursuant to this Agreement and the execution, delivery and compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, applicable state securities laws and the rules and regulations of the NASD in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made.

          (xii)      To the best of such counsel’s knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.
          (xiii)      To the best of such counsel’s knowledge, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and
          (xiv)      Neither the Company nor any subsidiary is an “investment company” as defined in the Investment Company Act of 1940, as amended.
     In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware. Such opinion shall also be to the effect that, while such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, or any supplements or amendments thereto and while such counsel has relied, as to materiality, upon statements and representations of officers of the Company, no facts have come to such counsel’s attention which have caused them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or any such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no statement as to the financial statements, including the notes and schedules thereto, or any other financial or accounting information, or the information regarding the Underwriters or the method of distribution of the Stock included in the Registration Statement or the Prospectus or any such amendments or supplements thereto).

     (d)      Choate, Hall & Stewart LLP shall have furnished to the Representatives their written opinion, as patent counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, as to certain intellectual property matters referenced in the Registration Statement. The Company shall have furnished to the Representatives a written opinion, dated such Delivery Date, of Chief Patent Counsel of the Company in form and substance reasonably satisfactory to the Representatives.
     (e)      The Representatives shall have received from Morrison & Foerster LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (f)      At the time of execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (g)      With respect to the letter or letters of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letters”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.
     (h)      The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:
          (i)      The representations, warranties and agreements of the Company in Section 1 are true and correct in all material respects (except to the extent that any such representation, warranty and agreement contains a materiality qualification, in which case it shall be true and correct in all respects) as of such Delivery Date; the Company has complied in all material respects with all its agreements contained herein; and the conditions set forth in this Section 7 have been fulfilled;
          (ii)      No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened; and
          (iii)      They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which has not been so set forth.
     (i)      Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (B) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (j)      Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, or any other calamity or crisis as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

     (k)      The Company shall have filed a Notification Form: Listing of Additional Shares with Nasdaq and Nasdaq shall not have raised any concerns with respect to the sale and issuance of the Stock.
     (l)      No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Morrison & Foerster LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
     (m)      The letter agreements, substantially in the form of Exhibit A hereto, between the Representatives and the officers and directors of the Company, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.
     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
Section 8.      Indemnification and Contribution.
     (a)      The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Stock (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e); provided, further, that the Company shall not be liable to any Underwriter or person controlling such Underwriter under the indemnity agreement in this Section 8(a) to the extent that such loss, claim, damage or liability of such Underwriter or person controlling such Underwriter results from the fact that such Underwriter sold Stock to a person, and there was not sent or given to such person, at or prior to the written confirmation of such sale to such person, to the extent required by law, a copy of the Prospectus and the loss, claim, damage or liability of such Underwriter or person controlling such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus previously delivered to such person which was corrected in the Prospectus, unless the failure to deliver such Prospectus is the result of the Company’s failure to comply with the delivery requirements set forth in Section 5(c) in a timely manner. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.
     (b)      Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.
     (c)      Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ one counsel (in addition to local counsel, if reasonably necessary) to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any finding of fact or admission of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (d)      If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.
     (e)      The Underwriters severally confirm and the Company acknowledges that (i) the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, (ii) the concession and reallowance figures appearing under the caption “Commissions and Expenses” in the “Underwriting” section in, and (iii) the disclosure appearing under the captions “Over-Allotment, Stabilization, Short Positions and Penalty Bids,” “Passive Market Making,” “Electronic Distribution,” “Notice to Canadian Residents” in the “Underwriting” section in, the Prospectus constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.
Section 9.      Defaulting Underwriters.
     If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.
     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.
Section 10.      Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(i) or 7(j), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.
Section 11.      Reimbursement of Underwriters’ Expenses. If the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.
Section 12.      Research Independence. In addition, the Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.
Section 13.      No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty.
Section 14.      Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a)      if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, 19th Floor, New York, New York 10019, Attention: Syndicate Department, Fax (212) 526-0943, with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022;
     (b)      if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer (Fax: (617) 225-2860); provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

Section 15.      Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
Section 16.      Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
Section 17.      Definition of the Term “Business Day”. For purposes of this Agreement, “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
Section 18.      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
Section 19.      Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
Section 20.      Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, ARIAD Pharmaceuticals, Inc.
By:	/s/ Edward M. Fitzgerald
	Name:	Edward M. Fitzgerald
	Title:	Senior Vice President, Chief Financial Officer

Accepted:
Lehman Brothers Inc.
Lazard Capital Markets LLC
SG Cowen & Co., LLC
For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto
By: Lehman Brothers Inc.

By:	/s/ John Sowinski
Authorized Representative
John Sowinski, V.P.

SCHEDULE 1

Number of Shares of
Underwriters	Firm Stock
Lehman Brothers Inc.	3,750,000
Lazard Capital Markets LLC	1,875,000
SG Cowen & Co., LLC	1,875,000

Total	7,500,000

Exhibit A
LOCK-UP LETTER AGREEMENT
Lehman Brothers Inc.
Lazard Capital Markets LLC
SG Cowen & Co., LLC
As Representatives of the several
Underwriters named in Schedule 1
to the Underwriting Agreement,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Dear Ladies and Gentlemen:
     The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of ARIAD Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).
     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 90 days after the date of the final Prospectus relating to the Offering (the “Lock-Up Period”).
     Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc. waives such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.
     Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts to any charitable organization, (ii) as a bona fide gift or gifts to any other entity or person, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) to any former spouse pursuant to court order, or (v) with the prior written consent of Lehman Brothers Inc., or (b) the acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plan, including any exercise effected by the delivery or sale of shares of Common Stock of the Company held by the undersigned. For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. None of the restrictions set forth in this Lock-Up Letter Agreement shall apply to Common Stock acquired in open market transactions.
     In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
     It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement.
     The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
[Signature page follows]

Very truly yours,
By:
Name:
Title:

Dated: